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                                  EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Synovis Life Technologies, Inc. on Form S-3 of our report dated November 27, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Synovis Life Technologies, Inc. for the fiscal year ended October 31, 2002 and the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 1, 2003